UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2005

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation)
TECO Plaza
702 N. Franklin Street
Tampa, Florida 33602
(813) 228-1111

1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation)
TECO Plaza
702 N. Franklin Street
Tampa, Florida 33602
(813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01: Other Events

On April 1, 2005, Tampa Electric Company, the Office of Public Counsel, and the Florida Industrial Power Users Group executed and filed with the Florida Public Service Commission (FPSC) a stipulation regarding the treatment of Tampa Electric’s 2004 hurricane restoration costs.

The restoration costs of approximately $73 million exceeded the company’s property insurance reserve account (storm reserve) by $30 million. In the stipulation, Tampa Electric agreed to charge $39 million of hurricane restoration costs as capital charges to “Plant In-Service” (rate base) rather than seek a customer surcharge to cover the storm reserve deficit. With this adjustment and additional normal accruals, the storm reserve would have a positive balance of $11 million going into this year’s hurricane season. Additionally, Tampa Electric agreed not to seek any increase in base rates that would become effective prior to January 1, 2007, except to recover future storm restoration costs in excess of the accrued storm reserve.

The agreement is contingent upon approval by the FPSC, and if the FPSC does not approve it without modification, the stipulation executed by the parties may be voided by any party. The FPSC is expected to rule on the matter by the end of May.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2005	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

Date: April 5, 2005	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Senior Vice President
and Chief Financial Officer (Principal Financial Officer)

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